OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THOMAS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
COMMUNICATION WITH DIRECTORS
CODE OF ETHICS FOR FINANCIAL OFFICERS
PROCEDURES FOR DIRECTOR NOMINATIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF TOTAL STOCKHOLDER RETURNS
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG THOMAS GROUP, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
AUDIT FEES
STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
OTHER MATTERS

THOMAS GROUP, INC.
5221 N. O’Connor Boulevard, Suite 500
Irving, Texas 75039-3714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held June 20, 2006

To the Holders of Common Stock of THOMAS GROUP, INC.:
      Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Thomas Group, Inc., a Delaware corporation (the “Company”), will be held at the executive offices of the Company, located at 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas 75039, on Tuesday, June 20, 2006 at 9:00 a.m., Dallas, Texas time, for the following purposes:

(1)	To elect five persons to serve as directors until the Company’s Year 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      The Board of Directors has fixed the close of business on May 1, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock on the record date are entitled to vote on matters coming before the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained in the Company’s offices at 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas 75039-3714, for ten days prior to the Annual Meeting.
      Please advise the Company’s transfer agent, Computershare Trust Company, Inc. 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone (303) 262-0600, of any change in your address.
      Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided, which requires no postage if mailed within the United States.
      If you receive more than one proxy card because your shares are registered in different names or at different addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. All registered holders should sign the proxy card exactly as the shares are registered. Any person giving a proxy has the power to revoke it at any time prior to the voting of the proxy and, if you are present at the Annual Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

JAMES T. TAYLOR
Chief Executive Officer
Irving, Texas
May 1, 2006

THOMAS GROUP, INC.
5221 N. O’Connor Boulevard
Suite 500
Irving, Texas 75039-3714

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2006

       The enclosed form of proxy is solicited by the Board of Directors (the “Board”) of Thomas Group, Inc. (the “Company”) in connection with the Annual Meeting of Stockholders to be held on June 20, 2006 (the “Annual Meeting”).
      As stated in the notice to which this proxy statement is attached, matters to be acted upon at the Annual Meeting include (1) the election to the Board of five persons to serve as directors until the Company’s 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and (2) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Management does not intend to present any business at the Annual Meeting for a vote, other than the matters in the notice, and has no information that others will do so. If other matters requiring a vote of the stockholders are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them according to their judgment on those matters.
      All holders of record of shares of the Company’s common stock, par value $.01 per share, at the close of business on May 1, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding 10,711,506 shares of common stock. Each share of common stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, stockholders entitled to vote and present either in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time without notice until a quorum is present or represented. In that case, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies held by them for an adjournment. If your shares of common stock are voted against the nominees for director, however, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the Annual Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
      A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum is present, is required for the election of directors.
      With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Brokers who hold shares in street name for customers and do not receive voting instructions from such customers are entitled to vote on the election of directors. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the election of directors.

      The shares of common stock represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:

•	FOR the five nominees to the Company’s board of directors named in this proxy statement; and

•	at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.
      Any stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by (1) a written notice duly signed and delivered to the Secretary of the Company prior to the voting of the proxy, (2) executing a later-dated proxy, or (3) voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a later-dated proxy will not constitute revocation of a proxy).
      This proxy statement and the enclosed proxy card are being mailed on or about May 16, 2006.
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
      The Company’s bylaws provide that the number of directors that shall constitute the entire Board shall not be less than one and shall be fixed from time to time exclusively by the Board. On April 27, 2006, the Board set the number of directors at five for a term of office beginning after the 2006 Annual Meeting of Stockholders. The five nominees for director listed below will stand for election at the 2006 Annual Meeting for a one year term of office expiring at the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Three of the nominees of the Board, Messrs. Evans, Gardner and Mathis, are “independent” as such term is defined by the standards of the NASDAQ Stock Market.
      On February 9, 2005, at a meeting of the Board of Directors, Edward P. Evans, a stockholder of the Company, was appointed to serve as a member of the Board. Mr. Dorsey R. Gardner was elected to the Board of Directors at the 2005 Annual Meeting held on June 29, 2005.
      The following table sets forth certain information as to the nominees for directors of the Company:

Name	Age	Positions and Offices With the Company	Director Since

John T. Chain, Jr.	71	Chairman of the Board	1995

Edward P. Evans	64	Director	2005

Dorsey R. Gardner	63	Director	2005

David B. Mathis	67	Director	1998

James T. Taylor	59	President, CEO, Secretary, Director	2004
      While it is not anticipated that any of the nominees will be unable to serve, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.
The Board unanimously recommends a vote FOR each of the five nominees named above. Proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy card.

EXECUTIVE OFFICERS AND DIRECTORS
      The following gives certain information regarding the business experience of the directors and executive officers of the Company.
      James T. Taylor, 59, has been President and CEO since January 2004 and a director since February of 2004. Mr. Taylor joined the Company in 2001 as Vice President and Chief Financial Officer. From 1997 to 2001, Mr. Taylor served as President of the Chancellor Group, a Dallas, Texas management consulting firm, where he assisted companies in restructuring, raising funds and completing initial public offerings. From 1995 to 1997, Mr. Taylor served as Vice President for Overhill Farms Corporation and led in the creation of its Food Group division. From 1986 to 1993, Mr. Taylor served as President and Chief Executive Officer for Elcon Industries, a privately held manufacturer/ distributor of after market automotive accessories. Mr. Taylor also was a partner with Coopers & Lybrand (currently PriceWaterhouseCoopers) in both the Los Angeles and Dallas offices. Mr. Taylor is a licensed CPA and a member of Financial Executive Institute and Financial Executive Network Group.
      David English, 39, has been Vice President and CFO since June 2005. Mr. English joined the Company in 2000 as Assistant Controller. From 1997 to 2000, Mr. English served as Chief Financial Officer of the Nichols Companies, a construction equipment distributor. From 1996 to 1997, Mr. English served as Corporate Controller for Cross-Continent Auto Retailers, including the initial public offering. From 1990 to 1996, Mr. English served as Chief Financial Officer for Southwest X-Ray Companies. Prior to 1990, Mr. English worked in public accounting performing both audit and tax services. Mr. English is a licensed CPA and a member of Financial Executive Institute.
      Jimmy C. Houlditch, 69, joined the Company in 1996 and currently serves as Vice President and President of the North America Region. Mr. Houlditch was elected director in April 2004. Prior to joining the Company, Mr. Houlditch served as Corporate Vice President of Manufacturing and Productivity for Allied Signal Corporation, and as Chief Operating Officer for Allied Signal’s Gas Turbine Company. He was previously with Texas Instruments Semiconductor as Senior Vice President of Automation, Quality and Worldwide Product Rationalization, and Senior Vice President of Operations for Texas Instruments’ Defense Systems Electronics Company.
      General John T. Chain, Jr. was elected director of the Company in 1995 and as Chairman of the Board in May 1998. General Chain served as President of Quarterdeck Equity Partners, Inc., a company involved in the acquisition of suppliers to the defense and aerospace industry from 1996 until early 2003. General Chain served from 1991 until early 1996 as Executive Vice President for Burlington Northern Santa Fe Corporation. From 1986 to 1991, General Chain was Commander in Chief of the U.S. Strategic Air Command. General Chain currently serves on the board of directors for Kemper Insurance Companies, Northrop Grumman Corporation, Reynolds American, and ConAgra Foods, Inc.
      Edward P. Evans was appointed director of the Company on February 9, 2005. Mr. Evans received his B.A. from Yale and received his MBA in business from Harvard. In addition to personal business investments, Mr. Evans has been Chairman and CEO of MacMillian, Inc., Missouri Portland Cement Company, Fansteel, Inc., H.K. Porter, Inc. Mr. Evans currently serves as a director of HBD Industries, Inc.
      Dorsey R. Gardner was elected director of the Company on June 29, 2005. Mr. Gardner received his B.A. from Yale and received his MBA in business from Harvard. Mr. Gardner spent 15 years as a Vice-President at Fidelity Management & Research, and since 1980 has served as President of Kelso Management Company. Mr. Gardner has served on several boards of directors, and currently serves on the board of directors and compensation committees of Crane Company (NYSE) and Huttig Building Products (NYSE), and on the board of directors of Otologics, Inc.
      David B. Mathis was elected director of the Company in 1998. Mr. Mathis serves as Chairman of Kemper Insurance Companies, which has operations in commercial and personal insurance, risk management, and reinsurance. Mr. Mathis’ long career with Kemper has included executive assignments with both Kemper Insurance Companies and Kemper Corporation, its former publicly owned affiliate.

Mr. Mathis also serves on the board of directors and audit and compensation committees of The Mosaic Company (NYSE).
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
      The Board has established three committees: Audit Committee, Compensation and Corporate Governance Committee and Strategic Planning Committee.
Audit Committee
      The Audit Committee was composed of Mr. Gardner, who served as the chairman, Messrs. Evans, Mathis and Harper, each of whom is independent as determined by the standards of the NASDAQ Stock Market. The Audit Committee met six times during the fiscal year ended December 31, 2005. The Audit Committee monitors and makes recommendations to the Board on matters pertaining to the financial management of the Company, including monitoring the adequacy and effectiveness of the internal and external audit functions, control systems, financial accounting and reporting, and adherence to applicable legal, ethical and regulatory requirements. The Audit Committee also reviews the financial performance and cash flow of the Company and makes recommendations on financial matters such as capital expenditures and dividend policy.
Compensation and Corporate Governance Committee
      The Compensation and Corporate Governance Committee (the “Committee”) was formed on June 29, 2005, by combining the former Compensation Committee, Corporate Governance Committee and Nominating Committee. The Committee operates under a charter adopted June 29, 2005, which is posted on the Company’s website at www.thomasgroup.com and was composed of Mr. Mathis, who served as the Chairman, General Chain and Messrs. Evans, Gardner and Harper. The Committee met three times during the fiscal year ended December 31, 2005. The former Nominating Committee and Compensation Committee each met once prior to their combination into the Compensation and Corporate Governance Committee. The former Corporate Governance Committee did not meet during the fiscal year ended December 31, 2005.
      The Committee determines appropriate qualifications for membership on the Board, reviews and evaluates new candidates for election to the Board, reviews and evaluates individual performance of members of the Board and reviews and evaluates candidates for re-election to the Board. In addition, the Committee provides an orientation for new Board members on the business of the Company and the operations of the Board and its committees, recommends to the Board the size and composition of the Board and the number and schedule of Board meetings, recommends to the Board all committee assignments, reviews and evaluates the effectiveness of communication between management and the Board, reviews and evaluates corporate indemnification provisions and directors and officers insurance, reviews and evaluates the functioning of the Board and the fulfillment of its legal duties and reviews management’s recommended slate of officers for election by the Board. The Committee also establishes an executive compensation policy, determines the annual and long-term compensation of the Company’s executive officers, reviews the compensation of directors and members of committees of the Board, administers the Company’s employee and director stock option and incentive plans, determines which individuals should receive grants or options under such plans and reviews and submits to the Board recommendations concerning new executive compensation, incentive or stock option plans.
      Except General Chain, all members of the Committee are independent as determined by the standards of the NASDAQ Stock Market. General Chain is the Company’s Chairman of the Board and holder of 30.4% of the Company’s outstanding common stock. The Board has determined that General Chain is not independent due to his receipt of $100,000 in consulting payments from the Company between June 2004 and June 2005. However, the Company’s board of directors has appointed General Chain to the Committee due to his percentage of ownership of the Company, his length of service as the Company’s Chairman and related knowledge of Company affairs. As a result of these exceptional and limited circumstances, the Company’s board of directors has determined that General Chain’s membership on the Committee is required by the best interests of the Company and its shareholders. In accordance with the two year limitation provided by NASD Rules 4350(c)(3)(C) and 4350(c)(4)(C), General Chain will serve on the Committee until June 29, 2007.
Strategic Planning Committee
      The Strategic Planning Committee was composed of Mr. Harper, who served as the Chairman, and Messrs. Chain, Evans, Gardner and Mathis. The Strategic Planning Committee met once during the fiscal year ended December 31, 2005. The Strategic Planning Committee studies issues related to the Company’s operations and external factors, which may affect the Company’s future performance and makes recommendations to the Board regarding the future direction of the Company.
General
      The Board held seven meetings during the fiscal year ended December 31, 2005. All of the directors attended at least 75% of the meetings of the Board and its committees on which they served.
      The Company does not have a policy with respect to attendance by the directors at annual meetings of stockholders. Last year all members of the Board, except former Board member Mr. Richard A. Freytag due to illness, attended the annual meeting. Each member of the Board has indicated his intent to attend the 2006 Annual Meeting.
COMMUNICATION WITH DIRECTORS
      The Board does not provide a formal process by which stockholders may send communications to the Board. The Company is small and approximately 67% of its voting securities are owned by two stockholders. Consequently, the Board does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Investor Relations at (800) 826-2057.
CODE OF ETHICS FOR FINANCIAL OFFICERS
      The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.thomasgroup.com. Any amendments to or waivers of the Code of Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Ethics by contacting Investor Relations at (800) 826-2057.
PROCEDURES FOR DIRECTOR NOMINATIONS
      Messrs. Taylor and Houlditch, who are also officers of the Company, have served on the Board since their appointment in 2004. Mr. Evans, a stockholder of the Company since 2000, was appointed to the Board on February 9, 2005. Mr. Gardner was elected to the Board on June 29, 2005 at the Annual Meeting of Stockholders. The remaining members of the Board have each served in that capacity for a number of years. As discussed above, the Company has a standing Compensation and Corporate Governance Committee which operates pursuant to a written charter that includes policies governing the nomination process.
      The Company’s Bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholders’ intent to make the nomination has been given to the Secretary of the Company not less than thirty (30) days but not more than sixty (60) days prior to the meeting, or, if later, the tenth day following the first public announcement of the date of the annual meeting.

      The Bylaw provision also requires that any such notice set forth, among other things, the name and address of the stockholder giving the notice, as it appears on the Company’s books and records, and the class and number of shares of capital stock of the Company owned by such stockholder. Such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Nominating Committee of the Board. Such notice must also be accompanied by the written consent of the person being nominated to the naming of that person in the proxy statement for such year’s Annual Meeting as a nominee and to serve as a director if elected. The chairman of the Annual Meeting shall, if facts warrant, determine and declare to the Annual Meeting that a nomination has not been made in accordance with these procedures and if the chairman should so determine, he shall so declare to the Annual Meeting and the defective nomination shall be disregarded. No stockholder has nominated a candidate for election to the Board at the Annual Meeting.
      In the event that a stockholder, meeting the requirements and following the procedures of the Bylaws, were to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the Compensation and Corporate Governance Committee of the Board will identify candidates with superior qualifications and personally interview them, and if appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The Board, upon evaluation and review of the candidates recommended by the Compensation and Corporate Governance Committee, would determine who to recommend to the stockholders for approval at an annual meeting or to fill any vacancy. The Board would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.
      Pursuant to the Amended and Restated Note and Warrant Purchase Agreement, dated October 17, 2002, by and between the Company, Edward P. Evans and John T. Chain, Jr., Gen. Chain has the right to designate two directors, so long as he owns at least 15% of the outstanding common stock of the Company, and Mr. Evans may designate one director, so long as he owns 15% of the Common Stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 15, 2006, by (1) each director and named executive officer of the Company, (2) all officers and directors of the Company as a group, and (3) all persons who are known by the Company to be beneficial owners of 5% or more of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Shares Owned(1)		Percent of Class

John T. Chain, Jr.	3,253,531	(2)	30.4

Edward P. Evans	3,903,307		36.5

Dorsey R. Gardner	477,020		4.5

David B. Mathis	18,781	(3)	*

Charles M. Harper	30,000		*

James T. Taylor	259,149	(4)	2.4

Jimmy C. Houlditch	58,642	(5)	*

David English	5,200	(6)	*

All officers and directors as a group (8 persons)	8,005,630	(7)	74.9

*	Indicates less than one percent (1%).

(1)	Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentages shown are calculated based on 10,691,506 shares of common stock outstanding on April 15, 2006. The numbers and percentages shown include the shares actually owned as of April 15, 2006, and the shares that the identified person or group has the right to acquire within 60 days of that date. In calculating the percentage ownership, all shares that the identified person or group has the right to acquire within 60 days of April 15, 2006 upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group. Except as otherwise noted, the address of the named individuals is 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas 75039-3714.

(2)	Includes 11,932 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

(3)	Includes 1,902 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

(4)	Includes 255,649 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

(5)	Includes 51,642 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

(6)	Includes 200 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

(7)	The amount shown includes a total of 321,325 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2006.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the total compensation paid or accrued by the Company for services rendered during each of the three years ended December 31, 2005 to (1) the Company’s then-current Chief Executive Officer and (2) each of the other executive officers (collectively, the “named executive officers”) whose total salary and bonus compensation for the year ended December 31, 2005 exceeded $100,000.

		Annual Compensation			Long-Term Compensation

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name & Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)(1)	Awards ($)	Options/SARS	Compensation ($)(2)

James T. Taylor(3)	2005	435,000	304,500	2,075,830	4,707,000 (6)	—	21,467
Chief Executive Officer,	2004	400,000	468,235	25,800	—	—	9,654
President, Secretary	2003	293,750	—	173,732	—	175,000	8,677

David English(5)	2005	145,000	54,550	20	352,500 (7)	—	1,088
Chief Financial Officer,	2004	114,500	5,000	—	—	—	618
Vice-President, Treasurer	2003	97,500	1,000	—	—	—	423

Jimmy C. Houlditch(4)	2005	425,000	2,347,518	8,401	—	—	9,000
Vice President and President,	2004	425,000	1,441,529	7,206	—	—	8,000
North America Region	2003	420,923	701,159	7,226	—	—	867

(1)	Other Annual Compensation includes the following:

		Automobile	Increase in value of	Increase in value of
		Allowance	Stock Options	Stock Appreciation Rights

Taylor	2005	10,800	1,430,674	634,356
	2004	10,800	9,039	5,961
	2003	7,200	74,136	92,396

English	2005	—	20	—
	2004	—	—	—
	2003	—	—	—

Houlditch	2005	7,200	1,201	—
	2004	7,200	6	—
	2003	7,200	26	—

(2)	All other compensation includes the following:

		Premiums	Matching
		Paid For	Contributions
		Insurance	to 401(k) plan

Taylor	2005	8,447	13,020
	2004	8,460	1,194
	2003	—	8,677

English	2005	—	1,088
	2004	—	618
	2003	—	423

Houlditch	2005	—	9,000
	2004	—	8,000
	2003	—	867

(3)	Mr. Taylor was appointed President and Chief Executive Officer, and to the Board of Directors effective January 13, 2004.

(4)	Mr. Houlditch was appointed to the Board of Directors effective April 21, 2004.

(5)	Mr. English was appointed Vice-President, Chief Financial Officer, Treasurer and Assistant Secretary on June 29, 2005.

(6)	Includes award of 300,000 shares of restricted stock on December 20, 2005 valued at $2,115,000 based upon closing price of $7.05 per share on that date, and award of 300,000 shares of restricted stock on December 23, 3005 valued at $2,592,000 based upon closing price of $8.64 per share on that date. Shares granted pursuant to the December 20th award do not vest unless certain performance criteria are met. Shares granted pursuant to the December 23rd award do not vest unless certain share price targets are met.

(7)	Includes award of 50,000 shares of restricted stock on December 20, 2005 valued at $352,500 based upon closing price of $7.05 per share on that date. Shares granted pursuant to this award do not vest unless certain performance criteria are met.
Stock Option/SAR Grants
      There were no grants of stock options or stock appreciation rights made during the year ended December 31, 2005 to any named executive officer.
Option Exercises and Holdings
      The following table provides information related to the number and value of options held by the named executive officers of the Company at December 31, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options/SARs		In-The-Money Options
	Acquired		Exercisable/Unexercisable		Exercisable/Unexercisable(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James T. Taylor	—	—	355,500	—	$2,229,812	—

Jimmy C. Houlditch	—	—	51,642	—	$1,226	—

David English	—	—	200	—	$20	—

(1)	For purposes of this table, the value of the common stock is $7.73 per share, the average of the high and low sale prices of the common stock on December 31, 2005 as reported on the NASDAQ Capital Market System.

Long-Term Incentive Plans
      The following table provides information related to awards made in the fiscal year ending December 31, 2005 under the 2005 Plan.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated future payouts under non-
			stock price-based plans
	Number of
	shares, units or	Performance or other period until	Threshold	Target	Maximum
Name	other rights (#)	maturation or payout	($ or #)	($ or #)	($ or #)

James T. Taylor(1)	$300,000	$100,000 each year in which Company achieves 15% annual profit increase			$300,000

David English(2)	$50,000	$16,667 each year in which Company achieves 15% annual profit increase			$50,000

(1)	On December 20, 2005, Mr. Taylor was granted a cash incentive of $300,000, which vests in increments of $100,000 at the end of each year in which the Company achieves a 15% annual profit increase.

(2)	On December 20, 2005, Mr. English was granted a cash incentive of $50,000, which vests in increments of $16,667 at the end of each year in which the Company achieves a 15% annual profit increase.
Employment Agreements of Certain Executive Officers
      The Company employs Mr. Taylor under an amended employment agreement dated February 14, 2005, but is effective August 1, 2004. The Company employs Mr. English under an employment agreement dated November 7, 2005, but is effective June 29, 2005. The Company employs Mr. Houlditch under an amended employment agreement dated March 17, 2006, but is effective January 1, 2006.
      Mr. Taylor’s agreement remains in effect until terminated in accordance with the provisions contained in the agreement. Mr. Taylor’s agreement provides for a base salary of $435,000 for the term of the agreement. Under Mr. Taylor’s employment agreement he is eligible to receive, with respect to each fiscal year of the Company during Mr. Taylor’s employment, an amount set forth in the Company’s Incentive Compensation Plan if and only if the Company achieves certain annual revenue and earnings targets established by the Company, in its sole discretion. Mr. Taylor’s employment contract may be terminated by the death of Mr. Taylor, the disability or resignation for “Good Reason” of Mr. Taylor, termination by the Company with or without cause or upon the occurrence of a “Change in Control”. A “Change in Control” includes events such as the sale of specified percentages of the Company’s voting stock, a sale of substantially all of the Company’s assets and similar transactions. “Good Reason” under Mr. Taylor’s agreement is defined to include a material breach of the agreement by the Company or its successor or diminishment of Mr. Taylor’s base salary or duties and responsibilities as President and Chief Executive Officer.
      In the event of termination within 24 months of the effective date of a “Change in Control”, Mr. Taylor’s employment is terminated by the Company without cause or by Mr. Taylor for “Good Reason”, Mr. Taylor will, within 30 days following the date of termination, receive the following severance benefits: (a) a lump sum amount equal to two times the sum of his Base Salary (as defined in the employment agreement) as set and/or approved by the Board, plus an additional amount equal to the greater of two times the incentive compensation actually paid to Mr. Taylor for the Company’s prior Fiscal Year (as defined in the employment agreement) or two times the target incentive compensation for the current Fiscal Year, subject to applicable tax withholding and (b) the vesting and exercisability of all unvested, outstanding options to purchase Common Stock then held by Mr. Taylor will be fully accelerated.
      Under the terms of Mr. Taylor’s restricted stock agreement, dated as of December 20, 2005, one third of the restricted shares and one third of the cash awarded under such agreement will vest upon Taylor’s resignation for Good Reason within 12 months following a Change in Control, subject to reduction in such increased vesting to the extent (if any) necessary to avoid having the income attributable to such increased vesting become subject to the so-called “golden parachute” excise tax imposed by section 4999 of the Code. Under the terms of Mr. Taylor’s restricted stock agreement, dated as of December 23, 2005, all of the shares of restricted stock awarded in such agreement will vest upon Taylor’s resignation for Good Reason within 12 months following a Change in Control, subject to reduction in to avoid the golden parachute excise tax. A “Change in Control” includes events such as the sale of specified percentages of the Company’s voting stock, a sale of substantially all of the Company’s assets and similar transactions. “Good Reason” under Mr. Taylor’s restricted stock agreements is defined to include a material breach of the agreement by the Company or its successor or diminishment of Mr. Taylor’s base salary or duties and responsibilities as President and Chief Executive Officer.
      Mr. English’s agreement remains in effect until terminated in accordance with the provisions contained in the agreement. Mr. English’s agreement provides for a base salary of $165,000 for the term of the agreement. Under Mr. English’s employment agreement he is eligible to receive, with respect to each fiscal year of the Company during Mr. English’s employment, an amount set forth in the Company’s Incentive Compensation Plan if and only if he achieves certain performance criteria related to his job duties as Chief Financial Officer of the Company. Mr. English’s employment contract may be terminated by the death of Mr. English, the disability or resignation for “Good Reason” of Mr. English, termination by the Company with or without cause or upon the occurrence of a “Change in Control”. A “Change in Control” includes events such as the sale of specified percentages of the Company’s voting stock, a sale of substantially all of the Company’s assets and similar transactions. “Good Reason” under Mr. English’s agreement is defined to include a material breach of the agreement by the Company or its successor or diminishment of Mr. English’s base salary or duties and responsibilities as Vice President and Chief Financial Officer.
      In the event of termination within 24 months of the effective date of a “Change in Control”, Mr. English’s employment is terminated by the Company without cause or by Mr. English for “Good Reason”, Mr. English will, within 30 days following the date of termination, receive the following severance benefits: (a) a lump sum amount equal to one and one-half times the sum of his Base Salary (as defined in the employment agreement) as set or approved by the Board, plus an additional amount equal to eighteen months of incentive compensation, subject to applicable tax withholding and (b) the vesting and exercisability of all unvested, outstanding options to purchase Common Stock then held by Mr. English will be fully accelerated.
      Mr. Houlditch’s agreement, dated March 17, 2006, but effective January 1, 2006, has a term of two years and provides for a base salary of $425,000 for the calendar year 2006 and $212,500 for the calendar year 2007. Mr. Houlditch is eligible to receive commissions on sales between three and five percent during calendar year 2006, and between two and one-half and three percent during calendar year 2007. During the term of this agreement Mr. Houlditch is not entitled to participate in the Company’s incentive compensation plan.
      The agreement automatically terminates upon the death of Mr. Houlditch or upon his disability provided he is unable to perform his essential functions under the agreement for a period of three consecutive months. The Company may terminate the agreement for “Cause” if the Company’s Board of Directors determines, in good faith, that Mr. Houlditch has committed an illegal act, an act of gross negligence or willful misconduct that has or would reasonably be expected to have a material adverse effect on the business affairs of the Company. Mr. Houlditch has the ability to terminate the agreement for “Good Reason”. “Good Reason” exists under the agreement if, without Mr. Houlditch’s prior written consent, the Company or any successor: (a) commits a material breach of the agreement, (b) diminishes Mr. Houlditch’s base salary (as defined in the agreement), or (c) takes any action that results in a diminution of Mr. Houlditch’s position, authority, duties or responsibilities. If the occurrence or the effect of the occurrence of the event may be cured, the Company has thirty (30) days following receipt of Mr. Houlditch’s termination notice to cure any such occurrence. Following the date of a “Change in Control”, as defined in the agreement, Mr. Houlditch may resign or otherwise voluntarily terminate this agreement by giving written notice to the Company or its successor on or before on hundred and eighty (180) days after the occurrence of the Change in Control.
Directors’ Compensation
      With the exception of the Chairman of the Board, each non-employee director earned fees of $25,000 in cash for serving on the Board of Directors. General Chain earned fees of $50,000 in cash for serving as Chairman of the Board. In addition, all directors were reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No additional amounts are payable for committee participation or special assignments. Directors who are employees of the Company did not receive any compensation in their capacity as directors.
Compensation Committee Interlocks and Insider Participation
      Compensation decisions with respect to the executive officers of the Company are made by the Compensation and Corporate Governance Committee (the “Committee”), which is comprised of Mr. Mathis, who served as the chairman, Messrs. Chain, Evans, Gardner and Harper.
      No member of the Committee is or has been an officer or employee of the Company or any of its subsidiaries or, except as described below under the heading “Certain Transactions,” had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.
Report of the Compensation and Corporate Governance Committee on Executive Compensation

Compensation Philosophy
      The Committee works with senior management to develop and implement the Company’s executive compensation philosophy. Generally, the Company’s philosophy on executive compensation has been to provide base cash compensation and to provide additional incentive compensation in the form of cash bonuses and grants of options based on the realization of stated objectives, expected to result in improvements in total stockholder return. Stated another way, the Company’s executive compensation policy is based on pay-for-performance.

Executive Compensation
      During 2005, Mr. Taylor, the Company’s Chief Executive Officer, received base compensation related primarily to competitive factors and his level of responsibility and earned performance bonuses under his amended employment agreement. Mr. English, the Company’s Chief Financial Officer, received base compensation related primarily to competitive factors and his level of responsibility and earned a performance bonus under his employment agreement. Mr. Houlditch received base compensation related primarily to competitive factors and his level of responsibility, and incentive compensation based on sales commissions earned under his amended employment agreement.

      The Committee endorses the view that equity ownership by management is beneficial in aligning management and stockholders’ interests in the enhancement of stockholder value. The Company’s equity-based compensation plans facilitate equity ownership by management.
      In granting stock options or restricted stock under the Company’s equity based compensation plans, the Committee considers the total number of shares available for future grants, prior grants outstanding and estimated requirements for future grants. Option or restricted stock grants to management, with the exception of grants to the Chief Executive Officer, generally are proposed to the Committee by the Chief Executive Officer. The Committee then discusses with the Chief Executive Officer his proposals and recommendations, each participant’s position and scope of responsibilities, the strategic and operational goals of the Company, and the expected future performance of each participant to achieve these goals. Awards granted to the Chief Executive Officer are determined separately by the Committee based on the same criteria as grants to other management, as well as the Committee’s perception of the Chief Executive Officer’s expected future contributions to the Company’s achievement of its long-term performance goals.
      As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company’s program for executive compensation to ensure that it is internally effective in support of the Company’s strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company’s objectives, and appropriately rewards the creation of value on behalf of the Company’s stockholders.

Respectfully submitted,

Compensation and Corporate Governance Committee

David B. Mathis, Chairman
Gen. John T. Chain, Jr.
Edward P. Evans
Dorsey R. Gardner
Charles M. Harper

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee is appointed by the Board and operates pursuant to a formal written charter that was amended and restated by the Board in April 2004. The Audit Committee charter provides that the Audit Committee shall have at least three directors, all of whom are independent as defined by the Securities and Exchange Commission and the rules of NASDAQ. Each of the members of the Audit Committee, Messrs. Evans, Gardner, Harper and Mathis, are considered independent.
      In addition, the Board has determined that Mr. Gardner is an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission.
      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for conducting an audit and based on that audit, expressing an opinion on the Company’s consolidated financial statements.
      In this context, the Audit Committee has reviewed the audited consolidated financial statements and the quarterly condensed consolidated financial statements for 2005, and has discussed the financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management. Additionally, the Audit Committee has recommended to the Board the selection of Hein & Associates LLP (“Hein & Associates”) for the audit of the 2006 financial statements.
      Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or its responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

      Based on the Audit Committee’s discussions with management and Hein & Associates, the Audit Committee’s review of the representations of management, and the report of Hein & Associates, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Respectfully submitted,

Audit Committee

Dorsey R. Gardner, Chairman
Edward P. Evans
David B. Mathis
Charles M. Harper

COMPARISON OF TOTAL STOCKHOLDER RETURNS
      The following graph sets forth the Company’s total stockholder return as compared to The NASDAQ Stock Market (US) Index and an index of companies having a market capitalization of $50.0 million to $80.0 million, over the period beginning January 1, 2000 and ending December 31, 2005. The total stockholder return assumes $100 invested at the beginning of the period in the Company’s common stock, The NASDAQ Stock Market (US) Index and the index of companies having a market capitalization of $50.0 million to $80.0 million. The Company has chosen an index of companies having a market capitalization of $50.0 million to $80.0 million for the following reasons: this is the historical market capitalization range for the Company’s common stock, the stock price performance for companies in that range tends to react to market forces in a similar fashion, and the Company has no true public company peer group.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG THOMAS GROUP, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
THE NASDAQ STOCK MARKET (US) INDEX AND PEER GROUP INDEX

	2000	2001	2002	2003	2004	2005

Thomas Group, Inc.	100.00	43.90	8.78	26.34	26.34	160.92

Customer Selected Stock List	100.00	86.98	62.42	91.23	90.27	76.42

NASDAQ Market Index	100.00	79.71	55.60	83.60	90.63	92.62

Assumes $100 Invested on January 1, 2000
Assumes Dividend Reinvested Through December 31, 2005

CERTAIN TRANSACTIONS
      In 2002, the Company issued two promissory notes totaling $1.4 million to its current Chairman of the Board, General John T. Chain, Jr. The notes were subordinated to the Company’s senior lender and matured in 2006. On February 7, 2005, the Company signed an amendment to its credit facility with Bank of America, N.A. allowing, but not requiring, the Company to make regularly scheduled principal payments of $0.1 million each month against General Chain’s subordinated debt provided that the Company was not in default on any agreement with Bank of America, N.A. The Company made five payments of $0.1 million each, reducing the subordinated debt balance to $0.9 million. On May 7, 2005, the Company signed an amendment to the credit facility releasing the prohibition against repayment of subordinated debt. On June 9, 2005, the Company repaid the remaining $0.9 million balance, including unpaid interest, of its then outstanding subordinated debt to its current Chairman of the Board, General John T. Chain, Jr. Interest payments related to the subordinated debt were $112,508, $141,520 and $202,200 in 2005, 2004 and 2003, respectively.
      A family member of James T. Taylor, the Company’s Chief Executive Officer and president, performed advertising and marketing services during 2005 and 2004 for the Company. Fees and expenses paid for these services were approximately $32,300 in 2005 and $4,600 in 2004.
      On February 14, 2005, Mr. Edward P. Evans, a director of the Company, exercised his outstanding warrants in full. The Company received the purchase price of $130,470 and on February 23, 2005 the Company issued 434,899 shares of unregistered common stock to Mr. Evans.
      On February 16, 2005, General John T. Chain, Jr., Chairman of the Company, exercised his outstanding warrants in full. The Company received the purchase price of $130,470 and on February 23, 2005, the Company issued 434,899 shares of unregistered common stock to General Chain.
      On December 31, 2004, John R. Hamann, former CEO of the Company, exercised stock options for 97,399 shares of common stock. The Company received the purchase price of $36,038 and on January 4, 2005, the Company issued 97,399 shares of registered common stock to Mr. Hamann.
      On February 19, 2004, the Company entered into a consulting agreement with its former Asia region president, Mr. G. Toby Marion. Effective May 1, 2004, the Company agreed to pay $408,750, payable in nine installments of $43,750 per month beginning May 31, 2004 and one installment of $15,000 payable in January 2005. Mr. Marion agreed to consult and advise the Company on doing business in Asia. This agreement expired January 31, 2005. Non-compete and other covenants were re-affirmed and carried into the consulting agreement. Under the terms of the agreement, the Company paid $47,813 during 2005 and $393,750 during 2004.
      On July 1, 2003, the Company entered into a consulting agreement with its Chairman, General John T. Chain, Jr. Under the terms of the contract, General Chain received $100,000 annually, in quarterly installments, in return for his services with regards to sales, marketing and financial strategies. The agreement expired June 30, 2005. The Company made payments under this agreement totaling $50,000, $150,000 and $50,000 during 2005, 2004 and 2003, respectively.
      On December 17, 2003, the Company entered into settlement and consulting agreements with a former employee to provide services with regards to the Asian marketplace. The Company paid a total of $0, $184,640 and $21,160 during 2005, 2004 and 2003, respectively.
      Effective April 8, 2003, the Company entered into a SAR agreement with John R. Hamann, former CEO of the Company. Mr. Hamann’s agreement granted him 170,317 SARs at a price of $0.42 per SAR. The SARs were exercisable in full or in part immediately upon grant and entitled Mr. Hamann to a cash payment equal to the fair market value, as defined in the agreement, of a share of common stock of the Company over $0.42 per share. The Company received payments of approximately $12,000 for these shares during 2004. In the third quarter of 2004, Mr. Hamann exercised 42,400 SARs, which the Company paid approximately $46,000. On December 31, 2004, Mr. Hamann exercised his remaining

127,917 SARs, which the Company paid approximately $144,000 on January 4, 2005 in accordance with the SARs agreement.
      On January 12, 2004, the Company entered into a separation agreement with John R. Hamann, former CEO of the Company. As part of the separation agreement between the Company and Mr. Hamann, the expiration date of his 329,683 outstanding options was extended to January 12, 2005, which created a new stock option issuance under generally accepted accounting principles. Under the new issuance, Mr. Hamann exercised 129,683 options during 2004. The Company issued 32,284 shares of common stock during 2004 related to these exercises. The remaining 97,399 shares were issued on January 4, 2005, based on an exercise date of December 31, 2004. The remaining 200,000 options expired on January 12, 2005 due to their exercise price exceeding market value.
      On December 31, 2003, the Company entered into a consulting agreement with its former Chief Executive Officer, John R. Hamann. Effective January 13, 2004, the Company agreed to pay a total of $450,000 to Mr. Hamann in return for his services as an advisor to the Chairman of the Board and seeking out new business for the Company. Monthly payments of $37,500 were made until expiration of this agreement on January 12, 2005. In addition, the Company agreed to pay Mr. Hamann a commission of five percent of the value on any new U.S. commercial business for the Company for clients identified by Mr. Hamann prior to January 13, 2005 and which leads to business under contract prior to July 13, 2005. Non-compete and other covenants were re-affirmed and carried into the consulting agreement. Under the terms of the agreement, the Company paid $13,846 and $436,154 for consulting services and $0 for commissions during 2005 and 2004, respectively. No amounts were earned or paid as commissions to Mr. Hamann during 2005 or 2004.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires certain officers and directors, and any persons who own more than ten-percent of the common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the Securities and Exchange Commission. Based solely on a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 2005 fiscal year it complied with all section 16(a) filing requirements.
INDEPENDENT AUDITORS
      The firm of Hein & Associates, independent auditors, has been selected by the Audit Committee to serve as the Company’s auditors for the fiscal year ending December 31, 2006. A representative of Hein & Associates is expected to be present at the Annual Meeting in order to make a statement if he so desires and to respond to appropriate questions.

AUDIT FEES
      All of the services rendered by Hein & Associates during 2005 were pre-approved by the Audit Committee. Hein & Associates has provided services to the Company in the following categories and amounts:

	Calendar Year

	2005	2004

Audit fees(1)	$90,017	$129,613

Audit related fees(2)	$9,500	$9,096

Tax fees(3)	$500	$86,543

All other fees(4)	$9,850	$11,755

(1)	Audit Fees — These are fees for professional services performed by Hein & Associates for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit Related Fees — These are fees for assurance and related services performed by Hein & Associates that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits and attestations by Hein & Associates that are not required by statute and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed Hein & Associates with respect to transferring tax information to PricewaterhouseCoopers.

(4)	All Other Fees — These are fees for other permissible work performed by Hein & Associates that does not meet the above category descriptions. In 2005, the fees related to review of SEC comment letters and review of the 2005 Omnibus Stock and Incentive Plan. In 2004, the fees related to liquidation of the Company’s subsidiaries in Singapore and China.
Pre-Approval Policy
      The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General
      The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the chairman of the Audit Committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Services
      The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-related Services
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services
      The Audit Committee believes that the independent auditor can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services
      The Audit Committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor.

Pre-Approval Fee Levels
      Pre-approval fee levels for all services to be provided by the independent auditor are established periodically by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the audit committee.
STOCKHOLDER PROPOSALS
      In order for stockholder proposals to receive consideration for inclusion in the Company’s Proxy Statement for its Annual Meeting of Stockholders to take place in 2007, such proposals must be written, must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, and must be received at the Company’s offices at 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas, 75039-3714, Attention: Secretary, by April 1, 2007.
      The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than thirty (30) but not more than sixty (60) days before the date of the meeting and must contain specified information and conform to certain requirements, as set forth in the Bylaws.
      The Company expects to hold its 2007 Annual Meeting on or about June 21, 2007. If you wish to submit a proposal at the Annual Meeting, other than through inclusion in the proxy statement, you must notify the Company between March 21 and April 21, 2007. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.
      In addition, if you submit a proposal outside of Rule 14a-8 of the Securities and Exchange Act for the 2007 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the Bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

SOLICITATION OF PROXIES
      The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares, which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company may elect to hire a proxy solicitor to solicit proxies for the Annual Meeting. The Company estimates the fees and expenses of a proxy solicitor, if any is retained, to be approximately $5,000.

OTHER MATTERS
      The Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which includes financial statements, is enclosed with this Proxy Statement. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.
      A copy of the Company’s Annual Report on Form 10-K will be furnished at no charge to each person to whom a proxy statement is delivered upon receipt of a written request of such person addressed to Thomas Group, Inc., 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas 75039-3714, telephone (972) 869-3400. The Company will also furnish such Annual Report on Form 10-K to any “beneficial owner” of such securities at no charge upon receipt of a written request, addressed to the Company, containing a good faith representation that, at the record date, such person was a beneficial owner of securities of the Company entitled to vote at the Annual Meeting. Copies of any exhibit to the Form 10-K will be furnished upon the payment of a reasonable fee.
      The Board is not aware of any matter, other than the matters described above, to be presented for action at the Annual Meeting. However, if any other proper items of business should come before the Annual Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.
      Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.
      Please mark, sign, date and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if the proxy card is mailed in the United States. A prompt return of your proxy card will be appreciated, as it will save the expense of further mailings.

By Order of the Board of Directors,

JAMES T. TAYLOR
President and Chief Executive Officer
Irving, Texas
May 1, 2006

PROXY
THOMAS GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints David English and Mike Barhydt, and each of them with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Thomas Group, Inc. (the “Company”) to be held on Tuesday, June 20, 2006, at the principal executive offices of the Company, located at 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas at 9:00 A.M., Cental time, and any and all adjournments or postponements thereof, including (without limiting the generality of the foregoing) to vote and act as follows:
     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH ON THE REVERSE SIDE.
          (Change of Address)

----------------------(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
Please complete, date, sign and mail this Proxy promptly
in the enclosed envelope.
No postage is required for mailing in the United States.
--------- SEE REVERSE SIDE ---------
THOMAS GROUP, INC. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.	Proposal to elect six Directors, Nominees: 01 JOHN T. CHAIN, JR., 02 EDWARD P. EVANS, 03 DORSEY R. GARDNER, 04 DAVID B. MATHIS, 05 JAMES T. TAYLOR
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified.
This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOR	WITHHELD	WITHHELD
ALL	FOR ALL	FOR ALL EXCEPT
☐	☐	☐	__________________
Nominee(s) Excepted

Change of Address ☐

SIGNATURE(S)	DATE

SIGNATURE(S)	DATE